SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)     N/A

                              Heilig-Meyers Company
             (Exact name of registrant as specified in its charter)


                                    Virginia
                 (State or other jurisdiction of incorporation)


         1-8484                                           54-0558861
(Commission file number)                       (IRS Employer Identification No.)


2235 Staples Mill Road, Richmond, Virginia              23230
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code  (804) 359-9171


          (Former name or former address, if changed since last report)



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Item 5.  Other Events

         On August 6, 1996, Heilig-Meyers Company ("Heilig-Meyers") and MacSaver Financial Services, Inc. ("MacSaver") entered into (i) a Pricing Agreement with Goldman, Sachs & Co., on behalf of itself and A.G. Edwards & Sons, Inc., NationsBanc Capital Markets, Inc., Salomon Brothers Inc and Wheat, First Securities, Inc. and (ii) a related Underwriting Agreement for the public offering by MacSaver of $200 million aggregate principal amount of 7 7/8% Notes due August 1, 2003, guaranteed as to payment of principal and interest by Heilig-Meyers (the "7 7/8% Notes"). The 7 7/8% Notes were issued pursuant to an Indenture dated as of August 1, 1996 among Heilig-Meyers, MacSaver and First Union National Bank of Virginia, as Trustee and an Officers' Certificate dated as of August 9, 1996.

Item 7.  Financial Statements and Exhibits

         (C)      Exhibits

                  The following exhibits are filed as a part of this report.

                  1(a) Underwriting   Agreement  dated  August  6,  1996,  among
                       Heilig-Meyers and MacSaver.

                  1(b) Pricing   Agreement   dated   August   6,   1996,   among
                       Heilig-Meyers, MacSaver and Goldman, Sachs & Co., on behalf of itself and A.G. Edwards & Sons, Inc., NationsBanc Capital Markets, Inc., Salomon Brothers Inc and Wheat, First Securities, Inc.

                  4(a) Indenture   dated   as   of   August   1,   1996,   among
                       Heilig-Meyers, MacSaver and First Union National Bank of Virginia, as Trustee.

                  4(b) Officers'  Certificate dated August 9, 1996,  relating to the 7 7/8% Notes.

                                    SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              HEILIG-MEYERS COMPANY


                                              By: /s/ Roy B. Goodman
                                                  Roy B. Goodman
                                                  Senior Vice President, Finance